FIDELITY BOND ANALYSIS

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	12/31/16	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	78.9
Calvert Global Water Fund	426.5
Calvert Green Bond Fund	68.8
Calvert Small Cap Fund	322.4
Calvert Impact Fund, Inc. Totals		896.6	1000
Calvert Tax-Free Responsible Impact Bond Fund	147.1
Calvert Unconstrained Bond Fund	82.9
Calvert Management Series Totals		230.0	600
Calvert Developed Markets Ex-U.S. Responsible Index Fund	12.4
Calvert U.S. Large Cap Core Responsible Index Fund	868.1
Calvert U.S. Large Cap Growth Responsible Index Fund	45.7
Calvert U.S. Large Cap Value Responsible Index Fund	113.4
Calvert U.S. Mid Cap Core Responsible Index Fund	19.4
Calvert Social Index Series, Inc. Totals		1,059.0	1250
Calvert Aggressive Allocation Fund	122.9
Calvert Balanced Portfolio	680.8
Calvert Bond Portfolio	861.9
Calvert Conservative Allocation Fund	164.4
Calvert Equity Portfolio	2,070.9
Calvert Moderate Allocation Fund	246.8
Calvert Social Investment Fund Totals		4,147.7	2500
Calvert VP EAFE International Index Portfolio	128.9

Calvert VP Investment Grade Bond Index Portfolio	166.5
Calvert VP Nasdaq 100 Index Portfolio	105.5
Calvert VP Russell 2000 Small Cap Index Portfolio	175.1
Calvert VP S&P 500 Index Portfolio	482.0
Calvert VP S&P Mid Cap 400 Index Portfolio	507.9
Calvert VP Volatility Managed Growth Portfolio	128.2
Calvert VP Volatility Managed Moderate Growth Portfolio	81.8
Calvert VP Volatility Managed Moderate Portfolio	110.1
Calvert Variable Products, Inc.		1,886.0	1500
Calvert VP Balanced Portfolio	326.3
Calvert VP SRI Mid Cap Portfolio	45.5
Calvert Variable Series, Inc. Totals		371.8	750
Calvert Capital Accumulation Fund	374.8
Calvert Emerging Markets Equity Fund	119.2
Calvert International Equity Fund	287.2
Calvert International Opportunities Fund	211.5
Calvert World Values Fund, Inc. Totals		992.7	1000
Calvert High Yield Bond Fund	174.9
Calvert Income Fund	557.1
Calvert Long-Term Income Fund	77.8
Calvert Short Duration Income Fund	1,337.6
Calvert Ultra-Short Income Fund	695.8
The Calvert Fund Totals		2,843.2	1900

TOTALS	12,427.0		10,500

Number of Funds =	37